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PRESS RELEASE
For Immediate Release

Contact: Carl C. Gregory, III
President and Chief Executive Officer
(858) 309-6960

                                  EXHIBIT 99.2

            MCM CAPITAL GROUP, INC. CONSIDERING ALTERNATIVE MARKETS

PHOENIX, ARIZONA; JUNE 6, 2000 -- MCM Capital Group, Inc. (Nasdaq; MCMC) announced today that it has been notified by the National Association of Securities Dealers that the total value of its public float is below $5 million, the necessary threshold for continued listing on the Nasdaq National Market. MCM has until August 22, 2000 for its public float to achieve the minimum float requirement or to request a hearing on the issue. MCM is currently evaluating alternatives to increase its public float. MCM may also consider alternative trading markets for its common stock, such as the Nasdaq SmallCap Market. Any change in trading medium for MCM stock could adversely affect trading liquidity and pricing.

Commenting on this development, Carl C. Gregory, III, President and Chief Executive Officer said, "Although we are certainly disappointed to receive this notice, the Company's new management team is focused on returning the Company to profitability and restoring investor confidence."

MCM acquires and collects distressed consumer receivables.

                                Notes to Follow

NOTES TO PRESS RELEASE

(1) The closing price of MCM's common stock on June 5, 2000 was $1.13 per share. The minimum requirement for continued listing on the Nasdaq National Market and for a transferred listing on the Nasdaq SmallCap Market is $1 per share. There can be no assurance that MCM will be able to maintain its continued listing on the Nasdaq National Market or will be able to qualify for listing on any other market if it fails to meet continued listing requirements.

(2) The statements in this press release that are not historical facts, including most importantly, those statements preceded by, or that include, the words "may", "believes", "projects", "expects", "anticipates" or the negation thereof, or similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). These statements may include, but are not limited to, projections of revenues, income or loss, estimates of capital expenditures, plans for future operations, products or services, and financing needs or plans, as well as assumptions relating to those matters. For all "forward-looking statements" MCM claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of MCM and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could affect MCM's results and cause them to materially differ from those contained in the forward-looking statements include:

       - MCM's ability to maintain existing, and secure additional, financing;


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       -      MCM's ability to maintain sufficient liquidity to operate our business including our ability to meet the liquidity covenant of our securitization and warehouse transactions and to obtain new capital to enable MCM to reinstitute receivable purchases;

       - MCM's continued servicing of the receivables in our securitization transactions and warehouse facility;

       - MCM's ability to recover sufficient amounts on or with respect to receivables to fund operations (including from sellers of non-conforming receivables portfolios);

       - MCM's ability to hire and retain qualified personnel to recover MCM's receivables efficiently;

       -      changes in, or failure to comply with, government regulations;

       - MCM's ability to successfully integrate the assets and operations of West Capital Financial Services Corp;

       - the costs, uncertainties and other effects of legal and administrative proceedings; and

       - risk factors and cautionary statements made in MCM's Annual Report on Form 10-K for the period ended December 31, 1999 and MCM's Quarterly Report on Form 10-Q for the period ended March 31, 2000.

Forward-looking statements speak only as of the date the statement was made. They are inherently subject to risks and uncertainties, some of which MCM cannot predict or quantify. Future events and actual results could differ materially from the forward-looking statements. MCM will not undertake and specifically declines any obligation to publicly release the result of any revisions to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, whether as the result of new information, future events or for any other reason. In addition, it is MCM's policy generally not to make any specific projections as to future earnings, and MCM does not endorse any projections regarding future performance that may be made by third parties.






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